Exhibit 99.1

ArriVent BioPharma Appoints Merdad Parsey, M.D., Ph.D. to its Board of Directors

NEWTOWN SQUARE, PA, April 28, 2025 (GLOBE NEWSWIRE) -- ArriVent BioPharma, Inc. (Company or ArriVent) (Nasdaq: AVBP), a clinical-stage company dedicated to accelerating the global development of innovative biopharmaceutical therapeutics, today announced the appointment of Merdad Parsey, M.D., Ph.D. to its Board of Directors. Dr. Parsey brings decades of executive experience leading global clinical development in the biopharmaceutical industry, most recently serving as Chief Medical Officer and Executive Vice President of Gilead Sciences, Inc.

“Dr. Parsey is a seasoned executive who has driven therapeutic innovation and strategic growth at prominent pharmaceutical and biotech companies across a broad array of therapeutic areas,” said Bing Yao, Chairman and Chief Executive Officer of ArriVent. “We are thrilled to have him join our Board of Directors at this important time and leverage his experience as firmonertinib progresses towards registration and we advance our antibody drug conjugate (ADC) pipeline.”

Dr. Parsey added, “ArriVent is poised to broadly change the cancer treatment landscape with differentiated candidates like firmonertinib that address key unmet needs and their pipeline of next-generation ADC programs that use diverse approaches. I am excited to partner with management and the Board of Directors to help shape the clinical development and commercial strategy for their growing portfolio.”

Prior to Gilead, Dr. Parsey held positions of increasing responsibility at Genentech, Inc., a member of the Roche Group, most recently as Senior Vice President in Genentech Research and Early Development, overseeing clinical development, quality, compliance, informatics and clinical operations functions. He also served as President and Chief Executive Officer of 3-V Biosciences, Inc., now Sagimet Biosciences, Inc., and has served on the Board of Directors since 2010. Earlier in his career he held development roles at Sepracor, Inc., Regeneron Pharmaceuticals, Inc. and Merck, Inc. and served as Assistant Professor of Medicine and Director of Critical Care Medicine at New York University School of Medicine. Dr. Parsey completed his M.D. and Ph.D. in immunology at the University of Maryland, Baltimore, his residency in Internal Medicine at Stanford University and his fellowship in Pulmonary and Critical Care Medicine at the University of Colorado.

About ArriVent

ArriVent is a clinical-stage biopharmaceutical company dedicated to the identification, development, and commercialization of differentiated medicines to address the unmet medical needs of patients with cancers. ArriVent seeks to utilize its team’s deep drug development experience to maximize the potential of its lead development candidate, firmonertinib, and advance a pipeline of novel therapeutics, such as next-generation antibody drug conjugates, through approval and commercialization.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding ArriVent’s ability to develop drugs that help to address the unmet needs of cancer patients, the timing, progress and results of pre-clinical studies and clinical trials for firmonertinib, including our product development plans and strategies, ArriVent’s clinical programs, future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on ArriVent’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties that are described more fully in the section titled “Risk Factors” in ArriVent’s annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 3, 2025, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and ArriVent undertakes no duty to update such information except as required under applicable law.

ArriVent Contact:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com